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                                                                    Exhibit 99.1

                                                  OMB Number: 3235-0569
                                                  Expires: January 31, 2003


STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Harry M. Jansen Kraemer, Jr., the principal executive officer of Baxter International Inc., state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Baxter International Inc., and, except as corrected or supplemented in a subsequent covered report:

     o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of Baxter International Inc.;

     o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Baxter International Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     o    any amendments to any of the foregoing.


/s/ Harry M. Jansen Kraemer, Jr.
-------------------------------
Harry M. Jansen Kraemer, Jr.                 Subscribed and sworn to
Chairman of the Board of Directors and       before me this 7th day of
Chief Executive Officer                      August, 2002.
(principal executive officer)

August 7, 2002                                     /s/ Helen F. Tartakoff
                                                   -----------------------------
                                                   Notary Public

                                                   My Commission Expires:
                                                   June 15, 2004

                                                   (see disclosure on reverse)

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Paperwork Reduction Act Disclosure: The Office of Management and Budget has
approved this collection of information pursuant to 44 U.S.C. ss. 3507 and 5 C.F.R. ss. 1320.13. The OMB control number for this collection of information pursuant to this Order and Exhibit A is 3235-0569, and it expires on January 31, 2003. An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a currently valid control number. The information will be used to provide greater assurance to the Commission and to investors that persons have not violated, or are not currently violating, the provisions of the federal securities laws governing corporate issuers' financial reporting and accounting practices, and to aid the Commission in assessing whether it is necessary or appropriate in the public interest or for the protection of investors for the Commission to adopt or amend rules and regulations governing corporate issuers' financial practices and/or for the Commission to recommend legislation to Congress concerning these matters. We estimate that providing the requested information will take, on average, approximately 25 hours. Any member of the public may direct to the Commission any comments concerning the accuracy of this burden estimate and any suggestions for reducing this burden. Responses to the collection of information are mandatory and will not be kept confidential.